Exhibit 24

[MOORE STEPHENS COOPER MOLYNEUX LLP LETTERHEAD]

August 13, 2004

Mr. Robert Mottern

Weizenecker, Rose, Mottern & Fisher, P.C.

1800 Peachtree Street, Suite 620

Atlanta, GA 30309

Dear Mr. Mottern:

Re: American Entertainment and Animation Corporation

December 31, 2003 Audited Financial Statements

We hereby provide our consent as independent accountants to the incorporation of the above noted financial statements in the Company's Form 10-SB/A dated August 13, 2004.

Yours truly,

/s/ Moore Stephens Cooper Molyneux LLP

Moore Stephens Cooper Molyneux LLP